Exhibit 10.42

AMENDMENT NO. 1 TO THE

CHANGE OF CONTROL AND SEVERANCE AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Agreement (defined below) is entered into and made effective on March 4, 2020 (“Effective Date”), by Jeffrey M. Soinski (“Executive”) and Avinger, Inc. (“Company”). This Amendment amends the Change of Control and Severance Agreement entered into between Executive and Company on March 29, 2018 (the “Agreement”).

WHEREAS, the Agreement may be amended or modified by a written instrument executed by Company and Executive;

WHEREAS, Company and Executive desire to amend certain provisions of the Agreement;

NOW, THERFORE, Company and Executive intending to be legally bound hereby enter into this Amendment and agree as follows:

1.     Termination for other than Cause, Death or Disability or Good Reason in the Event of a Change of Control. Section 1(a) of the Agreement is hereby amended and restated to read as follows:

(a)      Termination for other than Cause, Death or Disability or Good Reason in the Event of a Change of Control. If upon or within eighteen (18) months following a Change of Control (i) the Company (or any parent or subsidiary or successor of the Company) terminates Executive’s employment with the Company other than for Cause, death or disability, or (ii) the Executive resigns from such employment for Good Reason, then, subject to Section 2, Executive will be entitled to: (A) receive continuing payments of severance pay at a rate equal to Executive’s monthly base salary and pro rated target bonus, as then in effect, for a period of twelve (12) months plus one (1) month for every year of service completed (measured from Executive’s date of hire until the Change of Control) for the Company (or any parent or subsidiary or successor of the Company); provided that, such severance period shall not exceed eighteen (18) months and such continuing payments will be paid in accordance with the Company’s regular payroll procedures; (B) if Executive timely elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for Executive and Executive’s dependents, within the time period prescribed pursuant to COBRA, the Company will reimburse Executive for the COBRA premiums for such coverage for Executive and his covered dependents for twelve (12) months from the date of Executive’s termination of employment or such earlier date if Executive no longer constitutes a “Qualified Beneficiary” (as such term is defined in Section 4980B(g) of the Code); (C) accelerated vesting as to 100% of Executive’s outstanding unvested stock options and/or restricted stock; and (D) the extension of the post-termination exercise period for any options held by Executive for a period of one (1) year. Notwithstanding the foregoing, Executive will not be entitled to any payment under Section 1(a)(A) if Executive has received a bonus pursuant to Section 1(e).

2.     Stay Bonus. Section 1(e) of the Agreement is hereby added and will read as follows:

(e)     Stay Bonus. If upon the date that is twelve (12) months following a Change of Control Executive is employed by the Company (or any parent or subsidiary or successor of the Company), then Executive will be entitled to receive a lump sum bonus payment in an amount equal to what Executive would be entitled to receive under Section 1(a)(A) had Executive been terminated other than for Cause, death or disability. Any bonus payable pursuant to this Section 1(e) shall be paid upon the date that is twelve (12) months following a Change of Control. If payment is made pursuant to this Section 1(e), Executive will not be entitled to any payment under Section 1(a)(A).

3.     Amendment. This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, successors, and assigns, who are obligated to take any action which may be necessary or proper to carry out the purpose and intent hereof.

4.     Effect on Agreement; Capitalized Terms. Except as expressly modified or amended by this Amendment, the Agreement shall continue in full force and effect in accordance with its terms. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

5.     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single instrument.

6.     Governing Law. This Amendment shall be construed and enforced with, and governed by, the laws of the State of California.

IN WITNESS WHEREOF, the following, being Company and Executive, have executed this Amendment to be effective as of the Effective Date.

COMPANY: AVINGER, INC. By: /s/ Mark Weinswig Name: Mark Weinswig Title: Chief Financial Officer EXECUTIVE: /s/ Jeffrey M. Soinski Jeffrey M. Soinski

[Signature Page to Amendment to Change of Control and Severance Agreement]